Registration No. 333-130583

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO REGISTRATION STATEMENT ON
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FPIC INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	59-3359111

(State or other jurisdiction	(I.R.S. Employer
of incorporation or	Identification Number)
organization)
1000 Riverside Avenue, Suite 800, Jacksonville, Florida 32204(904) 354-2482
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Defined Contribution Plan
(Full title of the Plan)

David McHale
FPIC Insurance Group, Inc.
1000 Riverside Avenue, Suite 800
Jacksonville, Florida 32204
(904) 354-2482
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

REMOVAL OF SECURITIES FROM REGISTRATION
     This Post-Effective Amendment relates to the Registration Statement No. 333-130583, filed with the Securities and Exchange Commission on December 21, 2005 (the “Registration Statement”), pertaining to the registration of 250,000 shares (plus such indeterminate number of additional shares as may become available for sale pursuant to the anti-dilution provisions contained in the plan) of Common Stock of FPIC Insurance Group, Inc. (the “Company”).
     On October 19, 2011, pursuant to an Agreement and Plan of Merger, dated as of May 23, 2011, by and among The Doctors Company (“Parent”), Fountain Acquisition Corp. (“Merger Sub”) and the Company, Merger Sub was merged with and into the Company, with the Company surviving as a direct, wholly owned subsidiary of Parent (the “Merger”).
     As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. The Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of October, 2011.

FPIC INSURANCE GROUP, INC.
Date: October 19, 2011	By:	/s/ Richard E. Anderson
		Name:	Richard E. Anderson, M.D.
		Title:	President, Chief Executive Officer (Principal Executive Officer) and Director

     Pursuant to the requirements of the Securities Act, as amended, this Post-Effective Amendment No. 1 on Form S-8 has been signed by the following persons in the capacities on October 19, 2011.

Signature	Title

/s/ Richard E. Anderson	President, Chief Executive Officer (Principal Executive Officer) and Director
Richard E. Anderson, M.D.

/s/ David Preimesberger	Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer) and Director
David Preimesberger

/s/ Robert Francis
Robert Francis	Director

/s/ David McHale
David McHale	Director

/s/ Bryan Lawton
Bryan Lawton, Ph.D.	Director